                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the registrant   [X]

         Filed by a party other than the registrant   [ ]

         Check the appropriate box:

     [X]  Preliminary proxy statement

     [ ]  Definitive proxy statement

     [ ]  Definitive additional materials

     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     FIRST TENNESSEE NATIONAL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
                     FIRST TENNESSEE NATIONAL CORPORATION
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

  [x]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)    Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
  (2)    Aggregate number of securities to which transactions applies:

         -----------------------------------------------------------------------
  (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                                       -----------------------------------------

  (4)    Proposed maximum aggregate value of transaction:
                                                           --------------------
- ----------------
  [ ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)    Amount previously paid:
                                 ----------------------------------------------
  (2)    Form, schedule or registration statement no.:
                                                       ------------------------
  (3)    Filing party:
                       --------------------------------------------------------
  (4)    Dated filed:
                       --------------------------------------------------------

- ----------------------------

    1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                                  March 15, 1995



TO THE SHAREHOLDERS OF
FIRST TENNESSEE NATIONAL CORPORATION

     In connection with the annual meeting of shareholders of your Corporation to be held on April 18, 1995, we enclose a notice of annual shareholders' meeting, a proxy statement, and a form of proxy.

     At the meeting, you will be asked to elect four Class II directors to serve until the 1998 annual meeting of shareholders and one Class I director to serve until the 1997 annual meeting, or until their successors are duly elected and qualified, approve the Non-Employee Directors' Deferred Compensation Stock Option Plan, approve the 1995 Employee Stock Option Plan, and ratify the appointment of Arthur Andersen LLP as the Corporation's independent auditors for 1995. Information about these matters is contained in the attached proxy statement.

     Detailed information relating to the Corporation's activities and operating performance during 1994 is contained in the Annual Report to Shareholders of the Corporation, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 1994 Annual Report, please notify the Treasurer, First Tennessee National Corporation, P. O. Box 84, Memphis, Tennessee 38101,
(901) 523-5630.

     You are cordially invited to attend the annual meeting of shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to the balloting. We urge you to return your proxy card to us in the postage-paid envelope as soon as possible.

                                Sincerely yours,


                                Ronald Terry
                                Chairman of the Board

                      FIRST TENNESSEE NATIONAL CORPORATION

                               165 Madison Avenue
                            Memphis, Tennessee 38103

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                                 April 18, 1995


     The annual meeting of shareholders of First Tennessee National Corporation will be held on April 18, 1995, at 10:00 a.m., local time, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee. The items of business are:

     1. Election of four Class II directors to serve until the 1998 annual meeting of shareholders and one Class I director to serve until the 1997 annual meeting of shareholders, or until their successors are duly elected and qualified.

     2. Approval of the Non-Employee Directors' Deferred Compensation Stock Option Plan.

     3.     Approval of the 1995 Employee Stock Option Plan.

     4.     Ratification of appointment of auditors.

     These items are described more fully in the following pages, which are made a part of this notice. The close of business February 23, 1995, is the record date for the meeting. All shareholders of record at that time are entitled to vote at the meeting.

     Management would appreciate your signing and returning the accompanying form of proxy promptly, so that if you are unable to attend the meeting your shares can nevertheless be voted.



Lenore S. Creson
Secretary
Memphis, Tennessee
March 15, 1995


                                IMPORTANT NOTICE

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                      FIRST TENNESSEE NATIONAL CORPORATION

                               165 Madison Avenue
                            Memphis, Tennessee 38103

GENERAL

     The following statement, first mailed to shareholders on or about March 15, 1995, is furnished in connection with the solicitation by the Board of Directors of First Tennessee National Corporation (the "Corporation" or "FTNC") of proxies to be used at the annual meeting of the shareholders of the Corporation to be held on April 18, 1995, at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, and at any adjournment or adjournments thereof.

     The accompanying form of proxy is for use at the meeting if a shareholder will be unable to attend in person. The proxy may be revoked by the shareholder at any time before it is exercised. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of:

     1. Election of four Class II directors to serve until the 1998 annual meeting of shareholders and one Class I director to serve until the 1997 annual meeting of shareholders, or until their successors are duly elected and qualified.

     2. Approval of the Non-Employee Directors' Deferred Compensation Stock Option Plan.

     3.     Approval of 1995 Employee Stock Option Plan.

     4.     Ratification of appointment of auditors.

     The entire cost of soliciting these proxies will be borne by the Corporation. In following up the original solicitation of the proxies by mail, the Corporation may request brokers and others to send proxies and proxy material to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If necessary, the Corporation may also use several of its regular employees to solicit proxies from the shareholders, either personally or by telephone or by special letter, for which they will receive no compensation in addition to their normal compensation.

     The common stock of the Corporation is its only class of voting securities. There were 3_,___,___ shares of common stock outstanding and entitled to vote as of February 23, 1995, the record date for the annual shareholders' meeting. Each share is entitled to one vote. A majority of the votes entitled to be cast at the annual meeting constitutes a quorum for purposes of the meeting. With respect to the election of directors, a plurality of the votes cast is required to elect the nominees as directors. With respect to each of the stock option plans, a majority of the shares present, or represented, at the meeting is required to approve each plan. With respect to the ratification of the appointment of auditors, to approve the item the votes cast in favor of the item must exceed the votes cast in opposition to it. An "abstention" will be considered present for quorum purposes, will have the effect of a "No" vote as to each of the options plans, but will not otherwise have any effect on the other vote items. Broker "non-votes" will not be considered present for quorum purposes but will not otherwise have any effect on any of the vote items.

     On December 31, 1994, only one person was known by management of the Corporation to own beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of the Corporation's common stock. According to its public filings, Pioneering Management Corporation, 60 State Street, Boston, MA 02109-1820, an investment adviser, owned beneficially 1,760,500 shares, equal to approximately 5.5% of the common stock. It had sole voting power with respect to all of such shares and sole and shared dispositive power with respect to 125,500 and 1,635,000 shares, respectively.

     The following table sets forth certain information as of December 31, 1994, concerning beneficial ownership of the Corporation's common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group.

                             Stock Ownership Table
                             ---------------------

                                                       Amount and Nature
                 Name of                            of Beneficial Ownership                    Percent
             Beneficial Owner                        (Number of Shares)(1)                     of Class
   Jack A. Belz                                              22,825 (2)                         0.07

   Susan Schmidt Bies                                        67,092 (3)(4)                      0.21

   Robert C. Blattberg                                        1,590 (2)             (less than) 0.01

   J. Kenneth Glass                                          55,980 (3)(4)                      0.18

   Ralph Horn                                               218,853 (3)(4)                      0.69

   J. R. Hyde, III                                           33,216 (2)                         0.10

   John C. Kelley, Jr.                                       54,909 (3)(4)                      0.17

   George P. Lewis                                           93,544 (3)(4)                      0.29

   R. Brad Martin                                             3,752 (2)                         0.01

   Joseph Orgill, III                                        67,739 (2)                         0.21

   Richard E. Ray                                             3,495 (2)                         0.01

   Vicki G. Roman                                             1,527 (2)             (less than) 0.01

   Michael D. Rose                                           10,815 (2)                         0.03

   William B. Sansom                                          1,792 (2)                         0.01

   Gordon P. Street, Jr.                                      1,725 (2)                         0.01

   Ronald Terry                                             169,034 (3)(4)                      0.53

   Directors and Executive
    Officers as a Group
    (20 persons)                                            934,043 (3)(4)                      2.93

(1) The respective directors and officers have sole voting and investment powers with respect to all of such shares except as specified in note (2) and note (4).
(2) Includes 1,200 shares of restricted stock (1,500 shares as to Mr. Martin and 1,350 shares as to Ms. Roman), with respect to which each nonemployee director possesses sole voting power, but no investment power.
(3)  Includes 24,504, 17,960, 58,940, 17,372, 8,438 and 173,412 shares as to which Ms. Bies and Messrs. Glass, Horn, Kelley and Lewis and the directors and executive officers group, respectively, have the right to acquire beneficial ownership within 60 days through the exercise of Corporation stock options. Also includes shares held at September 30, 1994, for Savings Plan accounts.
(4)  Includes 10,536, 13,517, 60,000, 13,517, 10,967, 11,111, and ________
     shares of restricted stock with respect to which Ms. Bies and Messrs. Glass, Horn, Kelley, Lewis, Terry and the director and executive officer group, respectively, have sole voting power but no investment power.

ITEM NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors is divided into three Classes with the term of office of each Class expiring in successive years. The term of Class II directors expires at this annual meeting. The terms of Class I and Class III directors expire as stated below. The Board of Directors proposes the election of four Class II directors and one Class I director. The Class I director was elected by the board in October of 1994, and pursuant to the requirements of state law, he has been nominated for election by the shareholders at the annual meeting. Each director elected at the meeting will hold office until the specified annual meeting of shareholders and until his or her successor shall be elected and qualified.

     Should any of the nominees proposed by the Board of Directors be unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as management may recommend, unless the Board should determine to reduce the number of directors pursuant to the Bylaws.

     Certain information about the nominees and directors (including age, current principal occupation which has continued for at least five years unless otherwise indicated, name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies, and year first elected to the Corporation's Board) is provided as follows:

                             NOMINEES FOR DIRECTOR
                                    Class II
             For a Three-Year Term Expiring at 1998 Annual Meeting

ROBERT C. BLATTBERG (52) is the Polk Brothers Distinguished Professor of Retailing, J. L. Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois. Prior to September 1991, he was Professor of Marketing at the University of Chicago. Dr. Blattberg has been a director since 1984 and is a member of the Audit Committee.

J. R. HYDE, III (52) is Chairman of the Board and Chief Executive Officer of AutoZone, Inc., Memphis, Tennessee, retail auto parts. Mr. Hyde is a director of one other public company, Federal Express Corporation. Mr. Hyde has been a director since 1972 and is a member of the Human Resources Committee.

MICHAEL D. ROSE (53) is Chairman of the Board of The Promus Companies Incorporated, Memphis, Tennessee, a hospitality company with interests in casinos, hotels and restaurants. Mr. Rose was also Promus' Chief Executive Officer prior to April 1994. He held the same positions with Holiday Corporation prior to the consummation of the Bass PLC merger transaction on February 7, 1990. Mr. Rose is a director of two other public companies, General Mills, Inc. and Ashland Oil, Inc. Mr. Rose has been a director since 1984 and is a member of the Human Resources Committee.

GORDON P. STREET, JR. (56) is Chairman of the Board, Chief Executive Officer, and President of North American Royalties, Inc., Chattanooga, Tennessee, a manufacturer of gray iron castings and producer of oil and natural gas. He has been a director since 1980 and is a member of the Audit Committee.

                                    Class I
            For a Two-Year Term Expiring at the 1997 Annual Meeting

R. BRAD MARTIN (43) is Chairman of the Board, President and Chief
Executive Office of Proffitt's, Inc., Knoxville, Tennessee, a retail merchandising company. Mr. Martin is a director of one other public company, Sports and Recreation, Inc. He has been a director since October 18, 1994 and is a member of the Human Resources Committee.

                              CONTINUING DIRECTORS
                                   Class III
                      Term Expiring at 1996 Annual Meeting

JACK A. BELZ (67) is Chairman and Chief Executive Officer of Belz Investment Company, Inc., and affiliates, Memphis, Tennessee, a real estate development and hotel organization with diversified operating interests. Mr. Belz has been a director since 1984.

RALPH HORN (53) is President, Chief Executive Officer (effective April 19,
1994), and a Director of the Corporation and First Tennessee Bank National Association. Mr. Horn has been a director since August 1, 1991. Prior to August 1991, Mr. Horn was Manager of the Bank's Bond Division.

RICHARD E. RAY (64) is President, RER and Associates, Knoxville, Tennessee, management consultants. Prior to June 1992, he was Manager of the Tennessee operations of Aluminum Company of America. Mr. Ray has been a director since 1984 and is Chairman of the Audit Committee.

RONALD TERRY (64) is Chairman of the Board of the Corporation and First Tennessee Bank National Association. Mr. Terry is a director of two other public companies, The Promus Companies Incorporated and BellSouth Corporation. He has been a director since 1971. Prior to April 19, 1994, Mr. Terry was CEO of the Corporation and the Bank.

                                    Class I
                      Term Expiring at 1997 Annual Meeting

JOSEPH ORGILL, III (57) is Chairman of the Board of West Union Corporation, Memphis, Tennessee, wholesale distributors of hardware and manufacturers of products primarily for the construction industry. Mr. Orgill has been a director since 1969.

VICKI G. ROMAN (41) is Corporate Vice President and Treasurer of Coca-Cola Enterprises Inc., Atlanta, Georgia, bottler of soft drink products. Prior to February, 1992 she was Assistant Treasurer. Ms. Roman has been a director since December 21, 1993 and is a member of the Audit Committee.

WILLIAM B. SANSOM (53) is Chairman of the Board and Chief Executive Officer of The H.T. Hackney Co., Knoxville, Tennessee, a diversified wholesale distribution firm serving the food, gas, oil and industrial markets in the Southeast. Mr. Sansom has been a director since 1984 and is a Chairman of the Human Resources Committee.

                   The Board of Directors and its Committees

     During 1994, the Board of Directors of the Corporation held 10 meetings. The average attendance Board and committee meetings exceeded 91%. Messrs. Blattberg and Hyde were the only incumbent directors who attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which they served. Their absences were primarily due to their inability to attend special board meetings, which are generally called on short notice.

     The Board has several standing committees, two of which are the Audit Committee and the Human Resources Committee. The latter committee serves as both a nominating committee and a compensation committee. The Audit Committee and the Human Resources Committee are each composed of directors who are not employees of the Corporation. Directors currently serving on each of these committees are identified in the description of the nominees and directors continuing in office beginning on page 4.

     The Audit Committee is responsible for causing audits and examinations of the Corporation to be made by independent auditors and supervising the Corporation's internal audit program. The Committee approves, subject to shareholder ratification, the engagement of the Corporation's independent auditors and reviews the scope and results of their examination. Other committee functions include review of the Corporation's internal controls and the Corporation's annual report to the SEC and proxy materials. During 1994 the Audit Committee held 5 meetings.

     As a nominating committee, the Human Resources Committee primarily considers recommendations for nominees to the Board of Directors, reviews the performance of incumbent directors and senior officers in determining whether to recommend them to the Board of Directors for reelection, reviews succession plans, and between annual meetings elects persons to offices except the Chairman, CEO and President. As a compensation committee, the Human Resources Committee's primary functions include recommending to the Board major policies concerning compensation, reviewing periodically the Corporation's compensation and management of its human resources, fixing the compensation of executive officers, reviewing remuneration structures for non-executive officers, and making recommendations to the Board concerning compensation arrangements for directors and adoption or amendment of employee benefit and management compensation plans. During 1994 the Human Resources Committee held 6 meetings. Dr. Blattberg served as

Chairman of the Human Resources Committee until April 19, 1994 at which time committee assignments changed.

     It is the practice of the Corporation to encourage communication between management and shareholders. Management in turn communicates appropriate information to the Board. The Human Resources Committee, as a committee of the Board, follows this procedure in considering nominations for directorships and does not receive nominations directly from shareholders.

     Section 7 of Article III and Section 11 of Article II of the Corporation's Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholder meeting must comply with certain procedures, which require written notification to the Corporation, generally not less than 30 nor more than 60 days prior to the date of the shareholder meeting; provided that if fewer than 40 days' notice or public disclosure of the shareholder meeting date has been given to shareholders, then the shareholder notification must be received by the Corporation not less than 10 days after the earlier of the date notice of the shareholder meeting was mailed or publicly disclosed. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal.

     All of the directors of the Corporation are also directors of First Tennessee Bank National Association (the "Bank" or "FTB"), the Corporation's principal operating subsidiary.

EXECUTIVE COMPENSATION

     The Summary Compensation Table provides information for the years indicated about the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Corporation. Mr. Horn succeeded Mr. Terry as CEO of the Corporation on April 19, 1994. The amounts include all compensation earned during each year, including amounts deferred, by the named officers for all services rendered in all capacities to the Corporation and its subsidiaries. Information is provided for each entire year in which an individual served during any portion of the year as an executive officer. Additional information is provided in tabular form below about option grants and exercises in 1994, year-end option values, and pension benefits, along with a report of the Board's Human Resources Committee on executive compensation and certain other information concerning compensation of executive officers and directors.

                           Summary Compensation Table

                                             Annual Compensation                    Long-Term Compensation
                                                                                  Awards (4)             Payouts

           (a)              (b)       (c)          (d)           (e)            (f)          (g)          (h)            (i)
           Name                                                 Other       Restricted
           and                                                 Annual          Stock       Options/      LTIP         All Other
        Principal                    Salary       Bonus     Compensation     Award(s)        SARs       Payouts     Compensation
        Position           Year        ($)       ($) (1)       ($) (1)        ($) (2)       (#) (3)      $             ($) (6)
        ---------          ----      ------      -------    ------------    ----------     --------     ------         --------
   Ronald Terry            1994     $509,286                     $ 7,470              0           0          $ 0         $385,572
   Chairman                1993      472,357    236,1792         383,850        424,996           0            0          322,309
   FTNC & FTB (5)          1992      442,986      21,493         407,619              0           0            0          239,411


   Ralph Horn              1994      421,854                       6,646      1,715,625      10,758            0          240,091
   President & CEO         1993      370,192     185,096           5,733              0           0            0          248,294
   FTNC and FTB            1992      335,577     167,789           3,882              0      10,206            0          164,023

   Susan Schmidt Bies      1994      174,456                           0              0       2,047            0           48,798
   Executive Vice          1993      166,870      61,200               0        240,019           0            0           42,243
   President FTNC & FTB    1992      156,221      70,299               0              0       2,332            0           35,449

   J. Kenneth Glass        1994      221,558                       8,196              0       2,559            0           87,375
   President-Tennessee     1993      203,581      85,199           5,999        299,995           0            0           73,993
   Banking Grp.-FTB        1992      184,529      78,886               0              0       2,916            0           39,951


   John C. Kelley, Jr.     1994      216,154                       8,196              0       2,559            0           89,661
   President-Memphis       1993      198,558      84,884           5,999        299,995           0            0           44,703
   Banking Grp.-FTB        1992      179,287      64,140               0              0       2,916            0           17,687


   George P. Lewis         1994      186,087                           0              0       2,047            0           36,139
   Exec. Vice Pres.,       1993      175,554      67,939               0        240,019           0            0           38,662
   Manager Money Mgmt.     1992      166,202      65,367               0              0       2,332            0           40,189
   Grp.-FTB

(1) Other annual compensation for 1994 represent tax gross-up payments for executive automobiles. Amounts for 1993 and 1992 for Mr. Terry consist principally of tax gross-up payments, authorized at the time of the original awards, made on the vesting of restricted stock.

(2) The restricted stock award to Mr. Horn is valued at the fair market value of the stock ($38.13) on the date of the award, 1/18/94. The 1994 award vests 1/18/2004; however, vesting may be accelerated if performance criteria established by the Human Resources Committee are met. On December 31, 1994, the named officers held the following shares of restricted stock with market values as indicated: Mr. Terry - 11,111 shares ($452,773); Mr. Horn - 60,000 shares ($2,445,000); Ms. Bies -
      10,536 shares ($429,342); Mr. Glass - 13,517 shares ($550,818); Mr.
      Kelley - 13,517 shares ($550,818); Mr. Lewis - 10,967 shares ($446,905).
      Dividends are paid on restricted stock at the same rate as all other shares of the common stock of the Corporation.

(3) All amounts represent shares subject to option. No stock appreciation rights (SAR's) were awarded.

(4) All share amounts and share prices have been revised to reflect the 3-for-2 stock split (effected in the form of a 50% stock dividend), which was paid on May 22, 1992.

(5) Mr. Terry served as CEO in 1994 until Mr. Horn's election which was effective April 19, 1994.

(6)   Elements of "All Other Compensation" for 1994 consist of the following:

                Mr. Terry    Mr. Horn     Ms. Bies    Mr. Glass     Mr. Kelley    Mr. Lewis
   Above         $304,303    $163,521      $38,540       $51,179       $39,199      $10,749
   MktRate:

   SurBen/         58,372      53,732        1,107        17,397        32,022       14,524
   SERP:

   Flex $           8,147       8,147        5,165         5,179         5,075        6,218

   401(k)           4,000       4,324        3,986         4,320         4,215        4,620
   Match:

   Physical             0         150            0           150             0           28
   Exam:

   Auto            10,750      10,217            0         9,150         9,150            0
   Allowance

   Total:        $385,572    $240,091      $48,798       $87,375       $89,661      $36,139

      "Above MKT Rate" represents above-market interest accrued on deferred compensation.

      "SUR BEN/SERP" represents insurance premiums with respect to the Corporation's supplemental life insurance and excess pension plans. Under the Survivor Benefits Plan a benefit of 2 1/2 times final annual base salary is paid upon the participant's death prior to retirement (or 2 times final salary upon death after retirement).

      "Flex $" represents the Corporation's contribution to the Flexible Benefits Plan, based on salary, service and corporate performance.

      The following table provides information about stock options granted to the officers named in the Summary Compensation Table during 1994. No SAR's were granted during 1994.

                            Option/SAR Grants Table
                            -----------------------

      Individual Grants

   (a) Name      (b)Options/SARs         (c) % of Total          (d) Exercise or      (e) Expiration Date     Alternatives to
       ----         ------------             ----------              -----------          ---------------     ---------------
                 Granted (#) (1)         Options/SARs Granted    Base Price ($/sh)                            (f) and (g):
                 ---------------         --------------------    -----------------                            ------------
                                         to Employees in                                                      Grant Date
                                         ---------------                                                      ----------
                                         Fiscal Year                                                          Value (h) Grant
                                         -----------                                                          ---------------
                                                                                                              Date Present
                                                                                                              ------------
                                                                                                              Value ($)(2)
                                                                                                              ------------
   Mr. Terry                        0                     N/A                   N/A                    N/A                N/A

   Mr. Horn                    10,758                   1.98%                $40.25                4-21-04            $79,502

   Ms. Bies                     2,047                    0.38                 40.25                4-21-04             15,127

   Mr. Glass                    2,559                    0.47                 40.25                4-21-04             18,911

   Mr. Kelley                   2,559                    0.47                 40.25                4-21-04             18,911

   Mr. Lewis                    2,047                    0.38                 40.25                4-21-04             15,127

      (1) All options were granted April 19, 1994 and vest at the rate of 20% per year starting one year from the date of grant. No SAR's were granted. The exercise price per share equals the fair market value of one share of Corporation common stock on the grant date. Participants are permitted to pay the exercise price of the options with Corporation stock. The option plan provides for tax withholding rights upon approval of the plan committee. Upon a Change in Control (as defined in the subsection entitled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements), all options vest.

      (2) A variation of the Black-Scholes option pricing model has been used. The following assumptions were made for purposes of calculating the Grant Date Value of the options: an exercise price of $40.25; an option term of 10 years; an interest rate of 6.97%; volatility of 22.176%; a dividend yield of 4.17% ; a 14% reduction to reflect the probability of forfeiture due to termination prior to vesting; and a 13% reduction to reflect the probability of a shortened option term due to termination prior to the option expiration date. The actual value, if any, realized by a participant upon the exercise of an option may differ and will depend on the future market value of the Corporation's common stock.


      The following table provides information about stock options and SAR's held at December 31, 1994, and exercises during 1994 by the officers named in the Summary Compensation Table. The values in column (e) reflect the spread between the market value at December 31, 1994 of the shares underlying the option and the exercise price of the option.



                       Aggregate Option/SAR Exercises and
                     Fiscal Year-End Option/SAR Value Table
                     --------------------------------------


            (a)                     (b)                     (c)                     (d)                        (e)
                                                                                 Number of                   Value of
                                                                           Securities Underlying           Unexercised
                                                                                Unexercised                In-the-Money
                                                                              Options/SARs at            Options/SARs at
                                                                                 FY-End (#)                 FY-End ($)

                              Shares Acquired              Value                Exercisable/               Exercisable/
           Name               on Exercise (#)          Realized ($)         Unexercisable(1)(2)           Unexercisable
           ----               ---------------          ------------         -------------------           -------------
   Mr. Terry                         0                      N/A                               0/0                   N/A

   Mr. Horn                        3,572                 $102,159                   58,940/17,739          $1,076,332/$65,594

   Ms. Bies                         N/A                     N/A                     24,504/13,225           $538,147/$246,277

   Mr. Glass                        N/A                     N/A                     17,960/14,346           $399,220/$255,013

   Mr. Kelley, Jr.                 1,498                  $41,345                   17,372/14,346           $387,754/$255,013

   Mr. Lewis                        N/A                     N/A                       8,438/4,303            $187,055/$30,715

(1) Options with respect to 2,353, 1,176, 1,470, 1,176 and 0 shares granted to Ms. Bies and Messrs. Horn, Glass, Kelley and Lewis, respectively, have tandem SAR's attached, all of which were exercisable. SAR's are subject to identical terms as the tandem option and may be exercised in cash or stock. An exercise reduces, share for share, the number of option shares exercisable. Option values are based on a 12/31/94 price of $40.75 per share.

(2) All share amounts and prices reflect the 3-for-2 stock split (effected as a dividend) that was paid May 22, 1992.

      The following table provides information about estimated combined benefits under both the Corporation's Pension Plan and Pension Restoration Plan.

                               Pension Plan Table
                               ------------------

                      Covered
                   Compensation                                    Years of Service*
                                         15 Yrs.      20 Yrs.       25 Yrs.         30 Yrs.     35 Yrs.     40 Yrs.
                     $100,000           $ 40,821     $ 49,844      $ 58,864        $ 62,945    $ 67,030    $ 71,115
                      150,000             55,623       69,582        83,537          90,082      96,634     103,186
                      200,000             70,425       89,320       108,209         117,219     126,238     135,257
                      250,000             85,227      109,058       132,882         144,356     155,842     167,328
                      300,000            100,029      128,796       157,554         171,493     185,446     199,399
                      350,000            114,831      148,534       182,227         198,630     215,050     231,470
                      400,000            129,633      168,272       206,899         225,767     244,654     263,541
                      450,000            144,435      188,010       231,572         252,904     274,258     295,612
                      500,000            159,237      207,748       256,244         280,041     303,862     327,683
                      550,000            174,039      227,486       280,917         307,178     333,466     359,754


      *Benefit shown is subject to limitations fixed by the Secretary of the Treasury pursuant to Section 415 of the Internal Revenue Code of 1986, as amended. The limitation is 118,800 for 1994 or 100% of the employee's average income in his three highest paid years, whichever is less. However, a benefit as high as $136,425 could be accrued prior to 1983 and such higher benefit may be paid to the employee who attained that level prior to 1983.

      The Pension Plan is integrated with social security under an "offset" formula, applicable to all participants. Retirement benefits are based upon a participant's average base salary for the highest 60 consecutive months of the last 120 months of service ("Covered Compensation"), service, and social security benefits. Benefits are normally payable in monthly installments after age 65. The normal form of benefit payment for a married participant is a qualified joint and survivor annuity with the surviving spouse receiving for life 50% of the monthly amount the participant received. The normal form of benefit payment for an unmarried participant is an annuity payable for life and 10 years certain. For purposes of the plan "compensation" is defined as the total cash remuneration reportable on the employee's IRS form W-2, plus pre-tax contributions under the Savings Plan and employee contributions under the Flexible Benefits Plan, excluding bonuses, commissions, and incentive and contingent compensation. The Corporation's Pension Restoration Plan is an unfunded plan covering employees in the highest salary grades, including Messrs. Terry, Horn, Glass, and Kelley, whose benefits under the Pension Plan have been limited under the Tax Code as described in the note to the Pension Table. The amount of compensation covered by the plan is computed based on "salary," as reported in the Summary Compensation Table. Under that plan participants receive the difference between the monthly pension payable if tax code limitations did not apply and the actual pension payable. The estimated credited years of service and the compensation covered by the plans for each of the individuals named in the Summary Compensation Table are as follows: Mr. Terry, 37 ($443,445); Mr. Horn, 31 ($285,226); Ms. Bies, 15 ($156,952); Mr.
Glass, 20 ($156,628); Mr. Kelley, 25 ($153,197); Mr. Lewis, 33 ($245,919).

               Employment Contracts and Termination of Employment
                       and Change-in-Control Arrangements
               --------------------------------------------------

      The Corporation has entered into a contract with each of the named executive officers which provides generally for a payment equal to one times annual base salary in the event of a termination of the officer's employment by the Corporation other than "for cause" or by the employee for "good reason" within 36 months after a "Change-in-Control" and provides generally for an excise tax gross-up with respect to any taxes incurred under Internal Revenue Code Section 4999 following a Change-in-Control. The term "Change-in-Control" is defined to include (1) shareholder approval of a merger or other business combination, sale of substantially all of the Corporation's assets, or liquidation in which the shareholders of the Corporation prior to the transaction do not continue to represent 50 percent of the shareholders of the Corporation or its successor after the transaction, (2) the acquisition by a person or other entity of 20 percent of the Corporation's outstanding voting stock, or (3) a change in a majority of the Board of Directors.

      A Change-in-Control has the following effect on certain benefit plans in which the named executive officers participate: annual bonuses are prorated through the date of the Change-in-Control and paid. Restricted stock and stock options vest. Excess funding in the pension plan is allocated, according to a formula, to participants and retirees. Deferred compensation and certain other benefits are paid over to previously established rabbi trusts. Funds in such trusts will remain available for the benefit of the Corporation's general creditors prior to distribution. The Corporation's Pension Restoration and Survivor Benefits Plan generally cannot be amended to reduce benefits, and interest accrued through the date of the Change-in-Control under the Directors and Executives Deferred Compensation Plan vests.

                    ----------------------------------------

      Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Total Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

         Board Compensation Committee Report on Executive Compensation

      The Corporation's Bylaws require the Board of Directors or a committee of the Board of Directors to determine executive compensation. The Board of Directors has designated the Human Resources Committee ("Committee") to perform this function in addition to its other duties listed above in the section entitled "The Board of Directors and its Committees". The Committee is composed entirely of nonemployee directors who are "disinterested persons" under SEC regulations and who have no "interlocking" relationship with the Corporation. Acting pursuant to SEC rules, the Committee has set forth below its report on the Corporation's compensation policies applicable to executive officers and the bases for the compensation of Mr. Terry and Mr. Horn, the two individuals who held the position of the Corporation's Chief Executive Officer ("CEO"), during 1994.

      The Corporation's executive compensation programs are designed to align the interests of the executives with the performance of the Corporation and interests of the shareholders. Approximately 60 percent of the executive officers' compensation potential which may be received annually is at risk based on corporate performance and total shareholder return (defined below). Compensation programs have been designed to reward executives in both cash and stock of the Corporation based on performance that also rewards shareholders. When corporate performance does not meet criteria established by the Committee, incentive compensation is reduced accordingly. In addition, the executive compensation program has been designed to attract and retain qualified executives. Executive compensation consists generally of the following components: base salary, annual incentive bonus, long-term incentive awards, deferral of compensation at above-market rates or through stock option grants, and customary employee and other benefits typically offered to similarly situated executives. Base salary and annual bonus are based on an evaluation of the individual's position and responsibilities based on independent criteria and external market data and personal and corporate performance. The Committee does not assign a specific weight to any of the factors but places greater emphasis on corporate and personal performance in the overall mix. External market data was provided by an independent consulting firm and was based on a peer group of banking organizations representative of the Corporation's asset size and against which the Corporation measures its strategic performance, ranging in asset size from $5 billion to $20 billion, or one half to twice the Corporation's asset size. The peer group asset size maximum was increased from $15 billion used in 1993 and prior years to $20 billion because of the growth in the Corporation's total assets and the total assets of a number of the members of the peer group. The median size was $10.14 billion, and the total asset size range was the same as the peer group used to compare shareholder returns. The compensation peer group used by the independent consulting firm did not include all of the banking organizations listed in the Total Shareholder Return Performance Graph ("TSR graph"), however, because compensation data on every organization included in the TSR graph was not available. The median asset size of the compensation peer group was $10.4 billion. In actual practice the compensation of executive officers approximates the median of the compensation peer group; however, the Corporation does not have a specific policy that mandates how its compensation practices will compare to the peer group. Long-term incentive awards consist of restricted stock awards containing provisions for acceleration of vesting upon achievement of corporate performance criteria and stock options. It is not the practice of the Corporation to "reprice" stock options or to price them at less than fair market value on the date of grant. The Corporation offers deferred compensation at above-market rates and deferrals through the use of stock options. Except for the Corporation's stock fund within its 401(k) plan, other benefits provided to the executive officers are not tied to corporate performance.

      All compensation paid to executive officers during 1994 is fully deductible by the Corporation for federal income tax purposes. Section 162(m) generally disallows a tax deduction to public companies such as the Corporation for compensation exceeding $1 million paid during the tax year to the CEO and the four other highest paid executive officers at year end. Proposed regulations contain certain transition rules, and certain performance-based compensation is not subject to the deduction limit. The Corporation currently intends to structure the performance-based portion of its future compensation plans in a manner that complies with Section 162(m).

                          (i)  The CEO's Compensation
                          ---------------------------

      Mr. Terry was Chairman and CEO until Mr. Horn's election as CEO, effective April 19, 1994, after which Mr. Terry retained the office of Chairman and Mr. Horn retained the office of President. References herein to the CEO apply to both individuals.

      Base Salary: The CEO's base salary is established annually by the Committee based on the Corporation's performance, achievement of objectives in his individualized written personal plan, and competitive practices within the industry. The CEO develops his personal plan and submits it to the Committee for review and recommendation. The plan is approved by the Board of Directors and generally contains strategic, quality and financial goals. Salary increases of 8 and 15.5 percent for Mr. Terry and Mr. Horn, respectively, were approved in March of 1994 based on achievement of 1993 corporate return on equity objectives, Bank return on assets objectives, and personal plan objectives and Mr. Horn's promotion to the CEO position. Although no specific weight is assigned by the Committee to these factors, greater emphasis is placed on corporate and personal performance. The adjustment to Mr. Horn's salary places him at a competitive level within the industry. Base salary is intended to represent approximately 30 percent of the CEO's total compensation potential.

      Annual Bonus: The CEO's annual bonus is based entirely on the Corporation's performance against financial objectives established by the Committee at the beginning of each year. The financial objectives for 1994 were based on return on equity (ROE) and earnings per share (EPS). The Corporation's degree of success in reaching these targets determines a payout of zero percent to 100 percent of the annual bonus potential. The CEO may be awarded an annual bonus of a maximum of 50 percent of his salary dollars earned during the year. During 1994, the financial objectives set by the Committee were exceeded, resulting in a maximum payout.

      Long-term Awards: The restricted stock program was amended in 1990 to add performance criteria as a condition to early vesting of future awards to executive officers and of a portion of previous awards made to Mr. Terry. The objective of this time accelerated restricted stock award plan ("TARSAP") feature was to associate more closely the long-term compensation of executives with shareholder interests. Under the TARSAP feature restricted stock is granted with accelerated vesting if performance criteria established by the Committee are met with respect to specified performance periods. Performance periods are for three years and overlap; e.g. 1991-1993, 1992-94,

1993-95. Performance criteria since inception have been based, for all participants, including the CEO, on total shareholder return (appreciation in the market value of the Corporation's common stock with dividends reinvested-"TSR") targets established at the beginning of each performance period. Targets are based on the corporation's percentile ranking in a peer group (the "100-bank peer group") of approximately the 100 largest banking organizations by asset size traded on U.S. exchanges, including the Nasdaq Stock Market's National Market System, with the condition that TSR must be a positive number. The 100-bank peer group is different from the peer group used to compare shareholder returns. The 100-bank peer group was originally selected in 1990, prior to the adoption of SEC rules requiring disclosure of a shareholder return performance graph, because the Committee believed that it was an appropriate index with which to associate more closely long-term compensation of executives with shareholder interests. The restricted stock program which contains the 100-bank peer group has produced the desired results, and thus, the Committee has continued to use it for the restricted stock program. In January of 1995, the Committee approved vesting the TARSAP shares for the 1992-1994 performance period. The Committee's decision was based on a TSR for the period January 1, 1992 through December 31, 1994 of
64.99 percent, which exceeded the target and ranked the Corporation at the 69th percentile of the peer group. The restrictions on these shares which were originally scheduled to vest on April 21, 1995, were accelerated to March 3, 1995, to coincide with the anticipated payment date for executive officer annual bonuses.

      Mr. Horn's restricted stock award of 45,000 shares in January of 1994 was made in consideration of his promotion to CEO and to facilitate his participation in the long-term TARSAP plan.

      Other Benefits: The CEO's compensation reported in the Summary Compensation Table also includes accrual of above-market rates of interest on deferred compensation and the cost of insurance to fund a supplemental retirement plan and life insurance benefit, which are not directly based on corporate performance. Above-market rates are accrued for deferred compensation of the CEO and other named executive officers to retain key officers. Generally, the plan under which this benefit is offered requires that the amount deferred be automatically recalculated at market rates if termination occurs prior to retirement.

                   (ii)  Other Executive Officer Compensation
                   ------------------------------------------

      Base Salary: Base salary for executive officers other than the CEO and the Chairman is recommended by the CEO and approved by the Committee. Recommendations are generally based on corporate performance (as measured by financial, quality and strategic objectives), individual overall performance during the prior year and competitiveness in the market place. Corporate performance objectives for 1993, which were achieved, were the same for executive officers as the CEO-corporate return on equity and Bank return on assets objectives. It is the Corporation's policy to maintain a competitive salary commensurate with the duties and responsibilities of the executive officers. Salary is intended to represent approximately 40 percent of an executive's potential annual compensation.

      Annual Bonus: Executive officers' annual bonus is based on achievement of corporate financial objectives and performance against personal objectives for the year, which are recorded in individualized written personal plans. Individual objectives must include financial, quality and strategic goals. The degree of completion of goals determines the award. Financial objectives for 1994 were based on ROE and EPS. Although both Mr. Terry and Mr. Horn have an individualized personal plan, their annual bonuses are based entirely on corporate financial performance as described above for the CEO, and the Chief Credit Officer's annual bonus is based solely on his individualized personal plan. The maximum annual bonus of executive officers is between 30 percent and 50 percent of salary dollars during the year, based on salary grade.

      Long-term Awards: The executive officers named in the Summary Compensation Table and all but one of the other executive officers participate in the TARSAP program described above with respect to the CEO. The performance criteria are identical. The number of shares awarded for a three-year performance period is generally 50 percent of the participant's salary grade mid-point, based on market value of the shares at the time of the award.
Except for Mr. Horn's award, no restricted stock was awarded to executive officers in 1994. No federal income tax gross-up is provided to executive officers at the vesting of restricted stock.

      In addition to performance-based restricted stock awards, the Committee generally awards stock options on the Corporation's common stock biennially, the amount of which is a function of salary grade and stock price. The number of shares awarded is generally equal to approximately 50 percent of salary divided by the market value of one share of stock at the time of the award. The exercise price is the market value at the time of the grant. Options are awarded as an incentive to future performance and for retention purposes (with a term of ten years and vesting over the first five years) and are not granted based on prior performance of the individual or the Corporation.

      Other Benefits: The Corporation has adopted certain broad-based employee benefit plans in which executive officers participate and certain other retirement, life and health insurance plans and provides customary personal benefits. Except for the Corporation's stock fund within its 401(k) plan, the benefits under these plans are not tied to corporate performance. The executive officers named in the Summary Compensation Table participate in the other benefits described above with respect to the CEO.
                                          Human Resources Committee
                                          -------------------------

                                          J. R. Hyde, III
                                          R. Brad Martin
                                          Michael D. Rose
                                          William B. Sansom, Chairman

      The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return with returns based on the Standard and Poor's 500 index and a peer group index, which is described in a footnote to the graph. It should be noted that the "total shareholder return" reflected in the graph is not comparable to the "total shareholder return" described in the Compensation Committee Report because the former has a different measurement period and it has been adjusted and weighted for the market capitalization of the companies in the peer group, as required by SEC regulations. Because consolidated total assets of the Corporation and of a number of the members in the peer group have increased, the Corporation determined to increase the asset size range of its peer group from $5 to $15 billion to $5 to $20 billion. Also, the Corporation determined to exclude from the peer group one bank whose operations are principally in Puerto Rico and one bank whose operations are principally limited to credit card activities. For these reasons the performance of each peer group is included in the graph.

                   Total Shareholder Return Performance Graph
                   ------------------------------------------


                                    [GRAPH]


                                           1989           1990          1991           1992           1993          1994
   First Tennessee                         $100           $98           $189           $260           $283          $312
   S&P 500                                 $100           $97           $126           $136           $150          $152
   1994 Peer Group                         $100           $74           $132           $184           $191          $184
   1993 Peer Group                         $100           $72           $126           $178           $190          $187


      The graph assumes $100 is invested on December 31, 1989, and dividends are reinvested. Returns are market-capitalization weighted. The 1994 peer group is composed of banking organizations whose assets ranged from $5 to $20 billion at the end of the most recent fiscal year. As discussed above, the peer group criteria changed from the criteria used for fiscal year 1993.

      The following banks fell between $15 billion and $20 billion in asset size and are in the 1994 Peer Group, but not the 1993 Peer Group: Huntington Bancshares, Northern Trust and State Street. Banponce Corp. and MBNA Corp. were removed from the 1994 Peer Group due to the location or nature of their operations. Regions Financial Corp. was formerly known as First Alabama Bancshares, Inc. State Street remains in the Peer Group although its assets moved over $20 billion at December 31, 1994.

      The 1994 peer group consisted of the following:

  1.  AmSouth Bancorporation                14.  First Empire State Corp.             28.  Northern Trust
  2.  BB & T Financial Corp.                15.  First Hawaiian, Inc.                 29.  Old Kent Financial Corp.
  3.  Bancorp Hawaii, Inc.                  16.  First Security Corp - Utah           30.  Regions Financial Corp.
  4.  Bank South Corp.                      17.  First Virginia Banks, Inc.           31.  Signet Banking Corp.
  5.  Baybanks, Inc.                        18.  Firstar Corp.                        32.  Southern National Corp.
  6.  Central Fidelity Banks, Inc.          19.  Fourth Financial Corp.               33.  Southtrust Corp.
  7.  Commerce Bancshares, Inc.             20.  Huntington Bancshares                34.  Star Banc Corp.
  8.  Compass Bancshares Inc.               21.  Integra Financial Corp.              35.  State Street
  9.  Crestar Financial Corp.               22.  Marshall & Ilsley, Corp.             36.  Synovus Financial Corp.
 10.  Fifth Third Bancorp.                  23.  Mercantile Bancorporation            37.  UJB Financial Corp.
 11.  First American Corp. - Tennessee      24.  Mercantile Bankshares Corp.          38.  Union Planters Corp.
 12.  First Citizens Bancshares             25.  Meridian Bancorp, Inc.               39.  United Missouri Bancshares
 13.  First Commerce Corp.                  26.  Michigan National Corp.              40.  West One Bancorp
                                            27.  Midlantic Corp.

                           Compensation of Directors
                           -------------------------

      During 1994, each nonemployee director was paid a retainer quarterly at an annual rate of $20,000, plus a fee of $1,000 for each Board and each committee meeting attended. The chairmen of the Audit and Human Resources Committees were paid monthly an additional retainer at an annual rate of $2,400 each. Directors who are officers of the Corporation are not separately compensated for their services as directors. Under the terms of the Corporation's 1992 Restricted Stock Incentive Plan, which was approved by the shareholders, all nonemployee directors received an automatic, nondiscretionary award of 1,500 shares of restricted stock on May 1, 1992, and all new nonemployee directors will receive such award upon election to the Board. Restrictions lapse at the rate of 10 percent annually. Such shares are forfeited if the director terminates for any reason other than death, disability, retirement, or the acquisition by a person of 20 percent of the voting power of the Corporation. Upon termination for any of the four listed reasons, all shares vest. Directors may elect to defer their retainers and fees. Under one plan, under which up to six annual deferrals may be elected, amounts deferred accrue interest at rates between 17 percent and 22 percent annually, based on age at the time of deferral, with a reduction to a guaranteed rate based on 10-year Treasury obligations if a participant terminates prior to a change-in-control for a reason other than death, disability or retirement. Interim distributions in an amount between 85% and 100% of the amount originally deferred are made in the eighth through the eleventh years following the year of deferral, with the amount remaining in a participant's account and accrued interest generally paid monthly over the 15 years following retirement at age 65. Certain restrictions and limitations apply on payments and distributions. Under other deferral agreements, nonemployee directors may defer amounts which generally accrue interest at a rate tied to 10-year Treasury obligations. For a description of the proposed Non-Employee Directors' Deferred Compensation Stock Option Plan, see vote Item No. 2 below.

                 Certain Relationships and Related Transactions
                 ----------------------------------------------

      The Corporation's banking subsidiaries have had banking transactions in the ordinary course of business with executive officers and directors of the Corporation and their associates which are reported in a note to the Corporation's financial statements, and they expect to have such transactions in the future. Such transactions, which at December 31, 1994, amounted to ____ percent of the Corporation's shareholders' equity, have been on substantially the same terms, including interest rates, except for one individual as described below, and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than normal risk of collectibility or presented other unfavorable features. Two loans were made to a person not individually named in the Summary Compensation Table aggregating an amount less than $40,000 under an employee program which provided a below market interest rate at a time prior to that person becoming an executive officer.

               Compliance with Section 16(a) of the Exchange Act
               -------------------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Corporation's directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of Corporation common stock and to furnish the Corporation with copies of all forms filed.

      To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to its officers and directors were complied with except that Joseph Orgill, III and George P. Lewis each filed one report covering one transaction late. Neither transaction was subject to short-swing profit liability under Section 16(b).

ITEM NO. 2 - APPROVAL OF NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION STOCK OPTION PLAN

      To advance the interests of the shareholders of the Corporation by encouraging non-employee members of the Corporation's board of directors to increase their proprietary interests in the Corporation and thus to share in its continued success, the Board of Directors has adopted the Non-Employee Directors' Deferred Compensation Stock Option Plan of First Tennessee National Corporation (the "Direct Plan"), subject to approval by the shareholders at the annual meeting. The Director Plan authorizes the issuance of up to 225,000 shares of Corporation common stock, subject to equitable adjustments as the board deems appropriate to preserve participant's benefits and to meet the intent of the plan in the event of stock dividends, stock splits, mergers, and other changes in capitalization affecting the Corporation's common stock. The shares to be issued upon option exercises may be provided from authorized but previously unissued shares or shares purchased in the open market or privately. The following summary description of the Director Plan is qualified in its entirety by reference of the full text of the Director Plan, which is attached as Exhibit A hereto.

      A non-employee director who elects to participate in the plan will be granted non-qualified stock options in lieu of the percentage of retainer and board and committee attendance fees specified by the director. Options will be granted semiannually on June 30th and December 31st of each year based on compensation foregone since the prior grant. If required by SEC rules the initial option grant date for new directors will be the last day of the second full calendar quarter of board service after the date of the new director's election to participate. Elections to participate for directors are one-time irrevocable elections that had to be made by January 31, 1995 with respect to incumbent directors and that must be made within 30 days following election to the board with respect to new directors. All options are 100% vested on the grant date and have a 20-year term. The number of shares subject to option granted equals the amount of foregone compensation divided by 15% of the fair market value of one share of the Corporation's common stock on the grant date with an exercise price equal to 85% of such fair market value. Such options are generally referred to as "deferred" or "discounted" stock options; however, the price paid on exercise plus the foregone compensation always equals 100% of the fair market value of the shares on the grant date.

      The Director Plan is intended to meet the requirements of a "formula plan" for purposes of the short-swing profits rule promulgated under the Securities Exchange Act of 1934 and accordingly is intended to be self-governing. The Director Plan is expected to require no discretionary action by any administrative body; however, should any questions of interpretation arise, they will be resolved by the Human Resources Committee of the board (or other committee as a board may from time to time designate).

      The Director Plan will become effective on the date it is approved by the shareholders and will remain in effect through December 31, 1999, unless the plan is terminated earlier by the board. Shares of the Corporation's common stock trade in the over- the-counter market on the Nasdaq Stock Market's National Market and the last sale price on March __, 1995, was $_____. All options are non-transferable other than by will of or the laws of descent and distribution and, to the extent permitted by SEC rules, by gift or other transfer to any trust or estate in which the grantee or the grantee's spouse or other immediate relative has a substantial beneficial interest or to a spouse or other immediate relative, provided that such transfer will continue to require the options to be disclosed by the grantee pursuant to SEC rules. If a director ceases to be a director for any reason (or becomes an employee of the Corporation) prior to a grant date, then no future options will be granted to him or her and any compensation earned will be paid in cash. If a director terminates board service with less than 120 full months of board service or prior to normal retirement or early retirement (retirement after age 55 with at least 120 full months of board service) for any reason other than death or disability, options will terminate one year after such person's termination.
If a director terminates board service due to death, disability or normal or early retirement, options held by the director will terminate five years after the director's termination or, if earlier, the end of the term of the option. Notwithstanding the prior limitations, any options held by a director at the time of death will expire on the later of the date specified above or one year following the date of death.

      The board may terminate, suspend or amend the Director Plan at any time, except that the plan may not be amended in a manner which knowingly would cause the plan not to comply with SEC rules or cause participants not to be deemed to "disinterested persons" under SEC rules or adversely affect a director's rights under the plan without the director's consent.

      The consideration to be received by the Corporation for granting options consist solely of foregone compensation. Proceeds received by the Corporation upon the exercise of options will be used for general corporate purposes.

      The grant of a non-qualified stock option does not result in any taxable income to the participant or on any tax deduction to the Corporation at the time of the grant. Upon the exercise of such option, or if the acquired stock is subject to substantial risk of forfeiture upon the date that there is no longer such risk (the "tax date"), the excess of the market value of the shares acquired over their costs to the participant (i) is taxable to the participant as compensation income, and (ii) is generally deductible by the Corporation, subject to ordinary rules relating to the reasonableness of compensation. The participant's tax basis for the shares is market value thereof on the tax date.

      No awards have been made pursuant to the Director Plan. Of the ten non-employee directors currently on the board of directors, 8 have elected to participate in the plan. If shareholder approval is not obtained, amounts deferred shall be paid to the directors in cash. Because the option is based upon attendance fees, retainer and stock price on the grant date, it is not possible to determine or state the benefits which will be received under the Director Plan by any one participant or by the non- employee directors as a group. If a director had been a participant in this plan during 1994 then, for every $1,000 of compensation deferred by June 30, 1994 a director would have received an option for 153 shares, with an exercise price of $6.51 per share on June 30, 1994, and for every $1,000 deferred from July 1, 1994 through December 31, 1994, a director would have received an option for 162 shares, with an exercise price of $6.15 per share, on December 31, 1994.

      Although non-employee directors have an interest in the director plan, the board of directors believes that the director plan is fair and in the best interest of the Corporation and shareholders.

      THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ITEM NO. 2.

ITEM NO. 3 - APPROVAL OF 1995 EMPLOYEE STOCK OPTION PLAN

      To attract and retain outstanding personnel and to enable employees to obtain a proprietary interest in the Corporation and thus to share in its future success, the Board of Directors has adopted the 1995 Employee Stock Option Plan of First Tennessee National Corporation (the "1995 Plan"), subject to approval by the shareholders at the annual meeting. In furtherance of similar objectives the shareholders have previously approved the 1972, 1981, 1984, and 1990 Stock Option Plans. The 1972, 1981 and 1984 Plans have terminated, except for outstanding grants under the 1984 Plan. As of December 31, 1994, options for 68% of the 1.5 million shares authorized under the 1990 Plan had been granted. The 1995 Plan is needed to enable the Corporation to meet its stated objective.

      The following summary description of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan, which is attached as Exhibit B hereto. The 1995 Plan provides for the issuance of up to 1,500,000 shares, subject to adjustment for specified changes in capitalization, including stock dividends, of the Corporation's $2.50 par value common stock from authorized but unissued shares or shares purchased in the open market or privately to satisfy awards under the 1995 Plan. Awards may take the form of non-qualified stock options, incentive stock options, or stock appreciation rights ("SAR's"). A SAR, which may be granted only in tandem with an option and the exercise of which reduces, share for share, the number of shares available for exercise pursuant to the option, permits a participant to receive the economic appreciation of the stock option in the form of cash, stock or a combination thereof without having to pay the exercise price of the option. Gain upon exercise of a SAR, however, is limited to 200% percent of the option exercise price.

      Participation is limited to employees of the Corporation and its subsidiaries who are selected by the Human Resources Committee, a committee of the Corporation's Board of Directors, which will administer and interpret the 1995 Plan and determine the persons to whom options and related SAR's shall be granted, the number of shares, term, quotas and date of grant. Options and related SAR's may not be granted after April 17, 2005. The term of options and SAR's granted on or before that date may, however, extend beyond that date, but no incentive stock options may be granted which are exercisable after the expiration of ten years after the date of grant. Non-employee directors are ineligible to receive awards under the 1995 Plan, and members of the Committee are required to be directors who are "disinterested" under Securities and Exchange Commission rules. Options granted may be incentive stock options or non-qualified options. Generally, the exercise price of the option must be at least 100% of the fair market value of the shares at the time the option is granted. The option price may, however, be less than 100% of the fair market value of the shares at the time the option is granted if the grantee of the option has entered into an agreement with the Corporation pursuant to which the grant of the option is in lieu of the payment of compensation and the amount of such compensation when added to the cash exercise price of the option equals at least 100% of the fair market value (at the time the option is granted) of the shares subject to option. It is anticipated that the Corporation's compensation deferral program may include a provision, consistent with the terms of the 1995 Plan, authorizing the crediting of an additional amount (not to exceed 20% of compensation) to the compensation a participant otherwise may be entitled to receive if the participant agrees to receive stock options in lieu of a designated portion of compensation for future services. Generally, options cannot be exercised for one year after the date of the grant, but the Committee has the discretion to fix an exercise period which commences earlier or later than such one year period, and the option term extends until the date fixed by the Committee. Also, options and SAR's will become exercisable in full upon a Change in Control. (See page 12 above for the definition of "Change in Control.") The Committee, may in its discretion, accept Corporation shares in payment or partial payment of the exercise price of the option.

      The 1995 Plan will become effective on the date it is approved by the shareholders. See Vote Item No. 2 for a recent sale price for the Corporation's common stock.

      All options and SAR's are non-transferable. Upon voluntary resignation of a participant, his options and SAR's not previously exercised terminate at once, and an amount equal to the spread realized in connection with the exercise of option or SAR's within six months prior to such voluntary resignation must be paid to the Corporation in the event that the participant, within the following six months, engages directly or indirectly in any activity determined by the Committee to be competitive with an activity of the Corporation. If the participant is discharged, he has three months from the date of discharge, or such shorter period as is determined by the Committee in its discretion, to exercise options and SAR's existing as of the date of discharge. Upon retirement or disability, the participant has five years or such shorter period as is determined by the Committee in its discretion, to exercise any option and SAR's existing as of the date of exercise. Upon the death of a participant, his successor has five years, or such shorter period as is determined by the Committee in its discretion, to exercise any options and SAR's existing as of the date of exercise.

      The Committee has sole discretion to consent to the election of those participants who are subject to the reporting and short- swing profits provisions of Section 16 of the Securities Exchange Act of 1934 to receive cash in full or partial settlement of a SAR, and the 1995 Plan places other securities regulation limitations on such participants, including a requirement that the grant of options in lieu of compensation must occur at least six months after such participant enters an agreement to receive such options. The Committee may, in its discretion, from time to time permit the method of exercising options known as pyramiding (which is defined as the automatic application of shares received upon the exercise of a portion of a stock option to satisfy the exercise price for additional portions of the option).

      Generally accepted accounting principles require that the difference between the exercise price of the SAR and the fair market value of the Corporation's stock at the end of the fiscal year be reflected as a charge or credit as applicable, against Corporation earnings. This will be adjusted from year to year as the market price of the Corporation's stock fluctuates. The Board of Directors may amend, suspend, or terminate the 1995 Plan but may not amend it in violation of law and may not, without shareholder approval, amend it to increase the number of shares that may be issued under the 1995 Plan except for antidilution adjustments for changes in capitalization, extend the duration of the 1995 Plan, or modify the class of employees eligible to receive options and related SAR's.

      The consideration to be received by the Corporation for granting options and related SAR's consists solely of services rendered by the participants. Proceeds received by the Corporation from the sale of its shares under the 1995 Plan will be used for general corporate purposes.

      The grant of a non-qualified stock option does not result in any taxable income to the participant or any tax deduction to the Corporation at the time of the grant. Upon the exercise of such option, or if the acquired stock is subject to substantial risk of forfeiture upon the date that there is no longer such risk (the "tax date"), the excess of the market value of the shares acquired over their cost to the participant (i) is taxable to the participant as compensation income, and (ii) is generally deductible by the Corporation, subject to ordinary rules relating to the reasonableness of compensation. The participant's tax basis for the shares is the market value thereof on the tax date.

      The grant of the SAR has no tax consequences to the participant or the

Corporation. Exercise of an SAR results in recognition by the participant of ordinary income in an amount equal to the fair market value of the stock or cash received, with a corresponding deduction to the Corporation.

      The Committee may, in its discretion, allow participants to transfer Corporation stock or have the Corporation withhold stock otherwise issuable on exercise to satisfy income tax withholding due in connection with an exercise.

      Neither the grant nor the exercise of an option designated as an incentive stock option results in any Federal income tax consequences to either the participant or the Corporation. At the time the participant sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as long-term capital gain, provided the applicable holding period is satisfied. If the participant disposes of such shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and sale price will be taxed as compensation income and the Corporation will be entitled to a deduction for such amount at the time. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term or short-term capital gain depending on the holding period of the stock. If the participant exercises an incentive stock option more than three months after his termination of employment due to retirement, he will be deemed to have exercised a non-qualified stock option and will recognize compensation income at the time in an amount equal to the excess of the market value of such shares over their exercise price.

      No awards have been made by the Committee pursuant to the 1995 Plan.
The approximate number of persons in the class of eligible participants is 8,000. It is not possible to determine or state the benefits which will be received under the 1995 Plan by the individuals specified in the Summary Compensation Table, by all current executive officers, or by all employees as a group. Non-employee directors are ineligible to participate in the 1995 Plan. For certain awards made under the Corporation's existing stock option plans during 1994, see Option/SAR Grants Table.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ITEM NO. 3.

ITEM NO. 4 - RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed, subject to ratification by the shareholders at the annual meeting, the firm of Arthur Andersen LLP, independent accountants, to be the Corporation's auditors for the year 1995. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions.

SHAREHOLDER PROPOSALS

      Shareholders' proposals intended to be presented at the 1996 annual meeting of the Corporation must be received by the Corporate Secretary, First Tennessee National Corporation, P. O. Box 84, Memphis, Tennessee, 38101, not later than November 16, 1995, for inclusion in the proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

      The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      A copy of the Corporation's Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the Securities and Exchange Commission, is available free of charge to each shareholder of record upon written request to the Treasurer, First Tennessee National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders' meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

      The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to the Corporation of its cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE
BOARD OF DIRECTORS




Secretary
March 15, 1995

     FIRST TENNESSEE NATIONAL CORPORATION                         Exhibit A

                        NON-EMPLOYEE DIRECTORS' DEFERRED
                         COMPENSATION STOCK OPTION PLAN

1. PURPOSE. The Non-Employee Directors' Deferred Compensation Stock Option Plan of the First Tennessee National Corporation has been adopted to advance the interests of shareholders by encouraging non-employee members of the Board of Directors to acquire proprietary interests in the Company in the form of Stock Options granted in lieu of Retainer/Fees that otherwise would have been paid in cash for serving on the Board of Directors or any committee thereof.

2. DEFINITIONS. As used in the Plan, the following terms shall have the respective meanings set forth below:

         (a)     "Board" means the Board of Directors of the Company.

         (b) "Common Stock" means the common stock, par value $2.50 per share, of the Company.

         (c) "Company" means the First Tennessee National Corporation, a corporation established under the laws of the State of Tennessee.

         (d) "Deferred Compensation Stock Option" or "Stock Option" means a right granted at the election of a Non-Employee Director pursuant to Section 6.

         (e) "Disability" means total and permanent disability, which if the Participant were an employee of the Company, would be treated as a total and permanent disability under the terms of the Company's long-term disability plan for employees, as may be in effect from time to time.

         (f) "Early Retirement" means retirement from Board service after the age of 55 with 120 or more full months of aggregate Board service.

         (g) "Fair Market Value" means the average of the high and low sales prices at which shares of Common Stock are traded, as publicly reported by the Wall Street Journal, on the applicable date or, if there were no sales of Common Stock reported for such date, the last prior date for which a sale is reported.

         (h)     "Grant Date" means the applicable date, as specified in
                 Section 7, on which a Stock Option is granted to a Non-Employee Director by reason of an election made pursuant to
                 Section 6.

         (i) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any subsidiary or affiliate of the Company at the time such person elects to receive Retainer/Fees in the form of Stock Options.

         (j) "Normal Retirement" means the date at which any Non-Employee Director is no longer qualified to serve on the Board based on the then-current retirement age policy contained in the Company's by-laws or, if not in the by-laws, as adopted by the Board.

         (k) "Participant" means a person who has received one or more Stock Options or the legal representative, heir or estate of such person.

         (l) "Plan" means the Non-Employee Directors' Deferred Compensation Stock Option Plan.

         (m) "Retainer/Fees" means the retainer and meeting attendance fees payable to a Non-Employee Director for service as member of the Board and/or member of any committee of the Board.

         (n) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

3. EFFECTIVE DATE. The Plan shall be effective on the date it is approved by the shareholders of the Company and shall remain in effect through the last Grant Date occurring in calendar year 1999, unless the Plan is terminated by the Board earlier than such date subject to the provisions of Section 11. If shareholder approval is not obtained by June 30, 1995, the Plan shall be nullified and all elections to receive Stock Options shall be rescinded and all Non-Employee Directors shall receive cash equal to all Retainer/Fees that had been the subject of an election hereunder. Upon termination of the Plan, the applicable terms of the Plan shall continue to apply to all Stock Options which are outstanding on the date the Plan is terminated and to any Stock Options which are granted subsequent to such date pursuant to Section 11.

4. PLAN OPERATION. The Plan is intended to meet the requirements of a "formula" plan" for purposes of Rule 16b-3 under the 1934 Act as currently applicable to the Plan and accordingly is intended to be self-governing. To this end the Plan is expected to require no discretionary action by any administrative body except as contemplated by Section 5(b). However, should any questions of interpretation arise, they shall be resolved by the Human Resources Committee of the Board or such other Committee as the Board may from time to time designate. The Plan shall be interpreted to comply with Rule 16b-3 under the 1934 Act, as then applicable to the Company's employee benefit plans, and any action under this Plan that would be inconsistent with the requirements of Rule 16b-3 as then applicable shall be null and void.

5.       COMMON STOCK AVAILABLE FOR STOCK OPTIONS.

         (a) A maximum of 225,000 shares of Common Stock may be issued upon the exercise of Stock Options granted under the Plan. Shares of Common Stock shall not be deemed issued until the applicable Stock Option has been exercised and, accordingly, any shares of Common Stock represented by Stock Options which expire unexercised or which are cancelled shall remain available for issuance under the Plan.

         (b) The Board, as it deems appropriate to preserve Participant's benefits and to meet the intent of the Plan, may make equitable adjustments to the number of shares available under the Plan and covered by outstanding Stock Options and to the exercise prices of outstanding Stock Options in the event of any change in capitalization or similar action affecting Common Stock. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock.

6. ELECTIONS TO RECEIVE STOCK OPTIONS. Each Non-Employee may make a one-time irrevocable election to receive Stock Options under the Plan, provided that such election conforms to the following:

         (a) Each Non-Employee Director serving as of January 1, 1995, must make his or her election under the Plan no later than January 31, 1995. Such election, if any, shall be applicable to Retainer/Fees otherwise payable to such Non- Employee Director for service from February 1, 1995 through December 31, 1999, subject to the requirements of Section 9.

         (b) Each Non-Employee Director who is newly appointed or elected to the Board after January 1, 1995, must make his or her election, if any, under the Plan no later than 30 days following the commencement of such person's Board service. Such election, if any, shall be applicable to Retainer/Fees earned by such Non-Employee Director from the date of such election through December 31, 1999, subject to the requirements of Section 9. The above notwithstanding, no election under the Plan shall be permitted after June 30, 1999.

         (c) In making an irrevocable election to receive Retainer/Fees in the form of Stock Options, the Non-Employee Director must designate that the election is for all or a specified portion of the Retainer/Fees payable to him or her through December 31, 1999.

7.       EFFECTIVE GRANT DATES.

         (a) The Grant Dates for Stock Options granted pursuant to an election covered by Section 6(a) made by a Non-Employee Director serving on the Board as of January 1, 1995 shall be June 30 and December 31 for each of the calendar years such election is in effect.

         (b) The Grant Dates for Stock Options granted pursuant to an election covered by Section 6(b) made by a Non-Employee Director elected or appointed to the Board after January 1, 1995, shall be:

                 (i) For the initial Stock Option granted, the earliest calendar date specified by Section 7(a) to occur after such election, or, if then required by Rule 16b-3 under the 1934 Act as then applicable to the Plan, the last day of the second full calendar quarter of Board service after an election pursuant to Section 6 has been made.

                 (ii) For all Stock Options granted subsequent to the initial Stock Option, each subsequent June 30 and December 31 for each of the calendar years such election is in effect.

8. STOCK OPTION GRANTS. Stock Options granted under the Plan shall have the following terms and conditions:

         (a) Each Stock Option shall have a per share exercise price equal to 85% of the Fair Market Value on the Grant Date.

         (b) Each Stock Option shall cover the number of shares determined by the following formula:

         Amount of Retainer/Fees Earned
         ______________________________

         Fair Market Value - 85% x Fair Market Value

         = Number of Common Shares

                 If the number of Common Shares resulting from this calculation is not a whole number, the amount will be rounded up to the next whole number. The "Amount of Retainer/Fees Earned" for purposes of this calculation shall be such amount as was payable to the Participant since the prior applicable Grant Date or since February 1, 1995, in the case of an election pursuant to Section 6(a), or the date of the election in the case of an election pursuant to Section 6(b).

         (c) Each Stock Option shall expire on the twentieth anniversary of its Grant Date, subject to earlier or later expiration in accordance with Section 9.

         (d) Each Stock Option shall be immediately exercisable upon grant, except, however, that the Board may postpone the exercise of a Stock Option during such period of time that is deemed reasonably necessary to prevent any acts or omissions that the Board reasonably believes could result in the violation of any state or federal law.

9.       TERMINATION OF BOARD SERVICE.

         (a) If a Non-Employee Director terminates Board service for any reason (or becomes an employee of the Company) prior to a Grant Date upon which he or she would otherwise receive a Stock Option under the Plan, no future Stock Options shall be granted to him or her and any Retainer/Fees that have been earned, but which were to be paid in the form of a Stock Option will be paid in cash instead.

         (b) If a Participant terminates Board service with less than 120 full months of aggregate Board service or prior to Normal or Early Retirement for any reason other than death or Disability, all outstanding Stock Options held by such Participant shall expire on the first anniversary of such person's termination of Board service.

         (c) If a Participant terminates Board service due to death, Disability or because of Normal or Early Retirement, each outstanding Stock Option held by such Participant shall terminate at the earlier of the fifth anniversary of such Participant's termination of Board service or the end of the term of the Stock Option.

         (d) The above notwithstanding, any Stock Option held by a Participant at the time of the Participant's death shall expire on the later of the date provided for by Section 9(b) or 9(c), or the first anniversary of the Participant's death.

10. EXERCISE PAYMENT. A Stock Option, or portion thereof, may be exercised by written notice of the exercise delivered to the Human Resources Committee of the Board, or its designee, accompanied by payment of the exercise price. Such payment may be made by cash, personal check or Common Stock already owned by the Participant, valued at the Fair Market Value on the date of exercise, or a combination of such payment methods. As soon as practicable after notice of exercise and receipt of full payment for shares of Common Stock being acquired, the Company shall deliver a certificate to the Participant representing the Common Stock purchased through the Stock Option.

11. TERMINATION, SUSPENSION AND AMENDMENT OF THE PLAN. The Board may at any time terminate, suspend or amend the Plan, except that the Plan may not be amended in any manner which knowingly would: (a) cause the Plan not to comply with Rule 16b-3 under the 1934 Act as then applicable to the Company's employee benefit plans; (b) cause Participants not to be deemed "disinterested persons" for purposes of Rule 16b-3 under the 1934 Act as then applicable to the Company's employee benefits plans; or (c) adversely affect a Participant's rights under the Plan, without the consent of the Participant. If the Plan is terminated or suspended prior to December 31, 1999, any Retainer/Fees which have been earned but not paid as of the effective date of termination of the Plan and which are the subject of an election pursuant to Section 6, will be delivered in the form of Stock Options on the appropriate Grant Date, notwithstanding that such date is subsequent to the date the Plan has otherwise been terminated or suspended.

12.      GENERAL PROVISIONS.

         (a) Stock Options shall not be transferable or assignable other than by (a) will or the laws of descent and distribution, or
                 (b) to the extent permitted by Rule 16b-3 under the 1934 Act as then applicable to the Company's employee benefits plans, by gift or other transfer to either (i) any trust or estate in which the original award recipient or such person's spouse or other immediate relative has a substantial beneficial interest or (ii) a spouse or other immediate relative, provided that such a transfer will continue to require such Stock Options to be disclosed pursuant to Item 403 of Regulation S-K under the Securities Act of 1933, as amended from time to time.

         (b) Stock Options shall be evidenced by written agreements or such other appropriate documentation prescribed by the Human Resources Committee of the Board or its designee.

         (c) Neither the Plan nor the granting of Stock Options nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain the services of a Participant for any period of time or at any particular rate of compensation as a member of the Board. Nothing in the Plan shall in any way limit or affect the right of the Board or the shareholders of the Company to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

         (d) The validity, construction and effect of the plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

                                                                       Exhibit B
                      FIRST TENNESSEE NATIONAL CORPORATION

                        1995 EMPLOYEE STOCK OPTION PLAN


1. Purpose. The 1995 Employee Stock Option Plan (the "Plan") of First Tennessee National Corporation (the "Company") is designed to enable employees of the Company and its subsidiaries to obtain a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interest between employees and shareholders.

2. DEFINITIONS. As used in the Plan, the following terms shall have the respective meanings set forth below:

         (a) "Change in Control" means the occurrence of (and shall be deemed to have occurred on the date of the earliest to occur of) any of the following events:

         (i) The shareholders of the Company approve a definitive agreement or plan to merge, reorganize, exchange shares or consolidate (a "Business Combination") or the issuance of voting securities of the Company pursuant to a Business Combination, other than a Business Combination which will result in the voting securities of the Company outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) more than 50 percent of the voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such Business Combination; or

         (ii) The shareholders of the Company approve a definitive agreement or plan to dissolve and/or liquidate the Company or to sell, lease, exchange, or otherwise dispose of, all or substantially of the Company's property and assets (a "transaction") to any other corporation or any other legal person, other than a transaction which will result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent more than 50 percent of the voting power of the voting securities of such other corporation or other legal person outstanding immediately after such transaction; or

         (iii)   A report is filed or required to be filed on Schedule 13D or
         Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"), disclosing that any person (as such term is used in Section 13(d) or Section 14(d) of the 1934 Act) ("Person"), other than the Company, an entity in which the Company directly or indirectly beneficially own more than 50 percent of the voting securities (a "majority-owned subsidiary"), or any employee stock ownership or other employee benefit plans sponsored by the Company or a majority-owned subsidiary, is or has become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the 1934 Act, or any successor rule or regulation) of securities representing 20 percent or more of the voting power of the then outstanding voting securities of the Company: or

         (iv) Individuals who are Continuing Directors (as defined below) of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.

         Computations required by subsections (i) and (ii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. Computations required by subsection (iii) shall be made on and as of the earlier of the date a report is filed or is required to be filed and shall be based on reasonable assumptions that will result in the highest percentage obtainable. For purposes of determining voting power pursuant to subsections (i), (ii), and (iii), all voting securities of a corporation (whether the Company or another entity) shall be considered as a single class. For purposes of subsection (iv), a "Continuing Director" means (a) any director of the Company who was a director of the Company on December 15, 1992 and (b) any other director of the Company whose nomination for election or election as a director was approved by a vote of at least a majority of the directors of the Company who at the time of such vote were Continuing Directors pursuant to clause (a) or (b) hereof. Notwithstanding the prior sentence, there shall be excluded from the definition of "Continuing Director" any director whose initial nomination for election or election occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Company or an other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Continuing Directors, and a threatened election contest or solicitation shall be conclusively presumed to have existed if the Continuing Directors have made such a determination by the time of such director's election.

         (b) "Committee" means the Stock Option Committee or any successor committee designate by the Board of Directors to administer the Stock Option Plan, as provided in Section 5(a) hereof.

         (c) "Early Retirement" means termination of employment after an employee has fulfilled all service requirements for an early pension, and before his or her Normal Retirement Date, under the terms of the First Tennessee National Corporation Pension Plan, as amended from time to time.

         (d) "Quota" means the portion of the total number of shares subject to an option which the grantee of the option may purchase during several periods of the term of the option (if the option is subject to quotas), as provided in Section 8(b) hereof. SAR's are granted, if at all, at the time of granting a stock option. If a stock option is subject to quotas, the related SAR is subject to the same quotas.

         (e) "Retirement" means termination of employment after an employee has fulfilled all service requirements for a pension under the terms of the First Tennessee National Corporation Pension Plan, as amended from time to time.

         (f)     "Subsidiary" means a subsidiary corporation as defined in
                 Section 425 of the Internal Revenue Code.

         (g) "Successor" means the legal representative of the estate of a deceased grantee or the person or persons who shall acquire the right to exercise an option or related SAR by bequest or inheritance or by reason of the death of the grantee, as provided in Section 10 hereof.

         (h) "Term of the Option" means the period during which a particular option or related SAR may be exercised in Section 8(a) hereof.

         (i) "Three months after cessation of employment" means a period of time beginning at 12:01 A.M. on the day following the date notice of termination of employment was given and ending at 11:59 P.M. on the date in the third following month corresponding numerically with the date notice of termination of employment was given (or in the event that the third following month does not have a date so corresponding, then the last day of the third following month).

         (j) "Five years after (an event occurring on day x)" and "five years from (an event occurring on day x)" means a period of time beginning at 12:01 A.M. on the day following day x and ending at 11:59 P.M. on the date in the fifth following year corresponding numerically with day x (or in the event that the fifth following year does not have a date so corresponding, then the last day of the sixtieth following month).

         (k) "Voluntary Resignation" means any termination of employment that is not involuntary and that is not the result of the employee's death, disability, early retirement or retirement.

3. EFFECTIVE DATE OF PLAN. The Plan shall become effective when approved at a shareholder's meeting by the holders of a majority of the shares of Company common stock present or represented at the meeting and entitled to vote on the Plan. No options or related SAR's may be granted under the Plan after the month and day in the year 2005 corresponding to the day before the month and day on which the Plan becomes effective. The term of option granted on or before such date may, however, extend beyond that date, but no incentive stock options may be granted which are exercisable after the expiration of ten (10) years after the date of the grant.

4.       SHARES SUBJECT TO THE PLAN.

         (a) The Company may grant options and related SAR's under the Plan authorizing the issuance of no more than 1,500,000 shares of its $2.50 par value common stock, which will be provided from shares purchased in the open market or privately (that became authorized but unissued shares under state corporation law) or by the issuance of previously authorized but unissued shares.

         (b) When an option is granted under the Plan, the Committee in its sole discretion may include the grant of a SAR permitting the grantee to elect to receive stock or cash or a combination thereof in exchange for the surrender the unexercised related option or portion thereof. Solely with respect to grantees subject to the reporting and short- swing profits provisions of Section 16 of the Securities Exchange Act of 1934 ("Section 16 grantees"), the Committee shall have the sole discretion to consent to or disapprove the election of the grantee to receive cash in full or partial settlement of the SAR. With respect to all other grantees, the election is final without any action by the Committee.

         (c) Shares as to which options and related SAR's previously granted under this Plan shall for any reason lapse shall be restored to the total number available for grant of options. Shares subject to options surrendered in exchange for the exercise of a SAR shall not be restored to the total number available for the grant of options or related SAR's.

5.       PLAN ADMINISTRATION.

         (a) The Plan shall be administered by a Stock Option Committee (the "Committee") whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Company. In addition, all members shall be directors and shall meet the definitional requirements for "disinterested person" (with any exceptions therein permitted) contained in the then current SEC Rule 16b-3 or any successor provision.

         (b) The Committee shall adopt such rules of procedure as it may deem proper.

         (c) The powers of the Committee shall include plenary authority to interpret the Plan, and subject to the provisions hereof, to determine the persons to whom options and related SAR's shall be granted, the number of shares subject to each option and related SAR, the term of option and related SAR, and the date on which options and related SAR's shall be granted.

6.       ELIGIBILITY.

         (a) Options and related SAR's may be granted under the Plan to employees of the Company or any subsidiary selected by the Committee. Determination by the Committee of the employees to whom options and related SAR's shall be granted shall be conclusive.

         (b) An individual may receive more than one option and related SAR, subject, however, to the following limitations: in the case of an incentive stock option (as described in Section 422A of the Internal Revenue Code of 1986), the aggregate fair market value (determined at the time the options are granted) of the Company's common stock with respect to which incentive stock options are exercisable for the first time during any calendar year by any individual employee (under this Plan and all other similar plans of the Company and its subsidiaries) shall not exceed $100,000. Incentive stock options granted hereunder shall be clearly identified as such at the time of grant.

7. OPTION PRICE. The option price per share to be paid by the grantee to the Company upon exercise of the option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the share at the time the option is granted, nor shall the price per share be less than the par value of the share. Notwithstanding the prior sentence, the option price per share may be less than 100% of the fair market value of the share at the time the option is granted if:

         (a) The grantee of the option has entered into an agreement with the Company pursuant to which the grant of the option is in lieu of the payment of compensation; and

         (b) The amount of such compensation when added to the cash exercise price of the option equals at least 100% of the fair market value (at the time the option is granted) of the shares subject to option.

"Fair market value" for purposes of the Plan shall be the mean between the high and low sales prices at which shares of the Company were sold on the valuation day as quoted by the Nasdaq Stock Market or, if there were no sales on that day, then on the last day prior to the valuation day during which there were sales. In the event that this method of valuation is not practicable, then the Committee, in its discretion, shall establish the method by which fair market value shall be determined.

8.       TERMS OR QUOTAS OF OPTIONS AND RELATED SAR'S:

         (a) TERM. Each option and related SAR granted under the Plan shall be exercisable only during a term (the "Term of the Option") commencing one year, or such other period of time (which may be less than or more than one year) as is determined to be appropriate by the Committee, after the date when the option or related SAR was granted and ending (unless the option and related SAR shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee. Notwithstanding the foregoing, each option and related SAR granted under the Plan shall become exercisable in full immediately upon a Change in Control.

         (b) QUOTAS. The Committee shall have authority to grant options and related SAR's exercisable in full at any time during their term, or exercisable in quotas. Quotas or portions thereof not purchased in earlier periods shall be cumulated and be available for purchase in later periods. In exercising his or her option or related SAR, the grantee may purchase less than the full quota available to him or her.

         (c) EXERCISE OF STOCK OPTIONS. Stock options shall be exercised by delivering, mailing, or transmitting to the Committee or its designee the following items:

                 (i) A notice, in the form, by the method, and at times prescribed by the Committee, specifying the number of shares to be purchased; and

                 (ii) A check or money order payable to the Company for the full option price.

                 In addition, the Committee in its sole discretion may determine that it is an appropriate method of payment for grantees to pay, or make partial payment of, the option price with shares of Company common stock, $2.50 par value, in lieu of cash. In addition, in its sole discretion the Committee may determine that it is an appropriate method of payment for grantees to pay for any shares subject to an option by delivering a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of Company common stock surrendered in payment of the exercise price shall be its fair market value, determined pursuant to Section 7, on the date of exercise. Upon receipt of such notice of exercise of a stock option and upon payment of the option price, the Company shall promptly deliver to the grantee a certificate or certificates for the shares purchased, without charge to him or her for issue or transfer tax.

         (d) EXERCISE OF SAR'S. Except as required by subsection 8(e), a SAR shall be exercised by delivering, mailing, or transmitting to the Committee or its designee a notice in the form, by the method, and at times prescribed by the Committee, specifying the grantee's election, in accordance with Subsection 4(b), to receive cash, stock, or a combination thereof in full or partial settlement of the SAR, or a portion thereof.

         (e) CASH SETTLEMENTS OF SAR'S BY SECTION 16 GRANTEES. Notwithstanding subsection 8(d), solely with respect to
                 Section 16 grantees, an election to receive cash in full or partial settlement of a SAR or a portion thereof and the actual exercise of such SAR shall be made by delivering, mailing, or transmitting, to the Committee or its designee during the period beginning on the third business day following the release for publication of the Company's quarterly or annual sales and earnings and ending on the twelfth business day following such date a notice, in the form and by the method prescribed by the Committee, specifying the grantee's election to receive cash in full or partial settlement of the SAR, or a portion thereof. Such notice shall constitute both the grantee's election to receive cash and the actual exercise of the SAR for a cash settlement.

         (f) SAR PAYMENTS. Upon the exercise of a SAR in accordance with subsection 8(d), the Company shall promptly deliver to the grantee stock or cash or a combination thereof, in such proportion as has been elected by the grantee pursuant to subsection 8(d), equal to:

                 (i) The fair market value, as determined in Section 7, of one share of Company common stock on the date of exercise of the
                 SAR: minus

                 (ii)  The option price of the related option; multiplied by

                 (iii) The number of shares subject to option which are being surrendered in exercise of the SAR, or portion thereof. Provided, however, solely for the purpose of exercising an SAR, the per share gain to the grantee as measured by the difference between the fair market value, as described in (i), and the option price, as described in (ii), shall not exceed 200% of the option price. For example, if the option price is $12 per share, the gain may not exceed $24 per share or, in this example, be based on a fair market value at the time of exercise in excess of $36.

         (g) SAR PAYMENTS TO SECTION 16 GRANTEES. Upon the exercise of a SAR in accordance with subsection 9(e), the Company shall promptly deliver to the grantee cash or the combination of stock and cash, in such proportion as has been elected by the grantee and consented to by the Committee pursuant to subsections 4(b) and 8(e), equal to:

                 (i) The highest fair market value, as determined in Section 7, of one share of Company common stock occurring during ten business day period specified in subsection 8(e) during which the grantee makes his election and exercises the SAR; minus

                 (ii)  The option price of the related option; multiplied by

                 (iii) The number of shares subject to option which are being surrendered in exercise of the SAR, or portion thereof. Provided, however, solely for the purpose of exercising an SAR, the per share gain to the grantee as measured by the difference between the fair market value, as described in (i), and the option price, as described in (ii), shall not exceed 200% of the option price. For example, if the option price is $12 per share, the gain may not exceed $24 per share or, in this example, be based on a fair market value at the time of exercise in excess of $36.

         (h) POSTPONEMENTS. The Committee may postpone any exercise of an option or related SAR for such period of time as the Committee in its discretion reasonably believes necessary to prevent any acts or omissions that the Committee reasonably believes will be or will result in the violation of any state or federal law; and the Company shall not be obligated by virtue of any provision of the Plan or the terms of any prior grant of an option or related SAR to recognize the exercise of an option or related SAR or to sell or issue shares during the period of such postponement. Any such postponement shall automatically extend the time within which the option or related SAR may be exercised, as follows: The exercise period shall be extended for a period of time equal to the number of days of the postponement, but in no event shall the exercise period be extended beyond the last day of the postponement for more days than there were remaining in the option or related SAR's exercise period on the first day of the postponement. Neither the Company, nor its directors of officers, shall have any obligation or liability to the grantee of an option or related SAR or to a successor with respect to any shares as to which the option or related SAR shall lapse because of such postponement.

         (i) NON-TRANSFERABILITY. All options and related SAR's granted under the Plan shall be non-transferable other than by will or by the laws of descent and distribution, subject to Section 10 hereof, and an option or related SAR may be exercised during the lifetime of the grantee only by him or her or by his/her guardian or legal representative. Also, if required by the then current Rule 16b-3, or any successor provision, and solely with respect to Section 16 grantees, common stock acquired upon the exercise of an option or related SAR may not be sold for at least six months after acquisition, except in the case of such grantee's death or disability. Also, if required by the then current Rule 16b-3, or any successor provision, and solely with respect to Section 16 grantees, then notwithstanding anything hereunto the contrary, options and SAR's are not exercisable for at least six months after grant except in the case of death or disability.

         (j) CERTIFICATES. The stock certificate or certificates to be delivered under this Plan may, at the request of the grantee, be issued in his or her name or, with the consent of the Company, the name of another person as specified by the grantee.

         (k) RESTRICTIONS. This subsection (k) shall be void and of no legal effect in the event of a Change of Control. Notwithstanding anything in any other section or subsection herein to the contrary, the following provisions shall apply to all options and related SAR's, exercises and grantees. An amount equal to the spread realized in connection with the exercise of an option or SAR within six months prior to a grantee's voluntary resignation shall be paid to the Company by the grantee in the event that the grantee, within six months following voluntary resignation, engages, directly or indirectly, in any activity determined by the Committee to be competitive with any activity of the Company or any of its subsidiaries.

         (l) TAXES. The Company shall be entitled to withhold the amount of any tax attributable to amounts payable or shares deliverable under the Plan, and the Company may defer making payment or delivery of any benefits under the Plan if any tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules which it may adopt, permit a grantee to satisfy, in whole or in part, any federal, state and local withholding tax obligation which may arise in connection with the exercise of a stock option or SAR, by electing either:

                 (i) To have the Company withhold shares of Company common stock from the shares to be issued upon the exercise of the option or SAR;

                 (ii) To permit a grantee to tender back shares of Company common stock issued upon the exercise of an option or SAR; or

                 (iii) To deliver to the Company previously owned shares of Company common stock having a fair market value equal to the amount of the federal, state, and local withholding tax associated with the exercise of the option or SAR.

         (m)     ADDITIONAL PROVISIONS APPLICABLE TO OPTION AGREEMENTS IN LIEU
                 OF COMPENSATION.   If the Committee, in its discretion permits
                 participants to enter into agreements as contemplated by
                 Section 7 herein, then such agreements must be irrevocable and cannot be changed by the participant once made, and such agreements must be made at least prior to the performance of any services with respect to which an option may be granted. Also, solely with respect to Section 16 grantees, the date of the grant of any option pursuant to an agreement contemplated by Section 7 herein must be at least six months after the date on which a participant enters into such agreement, and the exercise price must be determined by reference to the fair market value of the Company's shares on the date of grant. If any participant who enters into such an agreement terminates employment prior to the grant of the option, then the option will not be granted and all compensation which would have been covered by the option will be paid to the participant in cash.

9. EXERCISE OF OPTION BY GRANTEE ON CESSATION OF EMPLOYMENT. If a person to whom an option has been granted shall cease, for a reason other than his or her death, disability, early retirement, retirement, or voluntary resignation, to be employed by the Company or a subsidiary, the option and related SAR shall terminate three months after the cessation of employment, unless it terminates earlier under other provisions of the Plan. Until the option or related SAR terminates, it may be exercised by the grantee for all or a portion of the shares as to which the right to purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in Section 8 hereof. If a person to whom an option or related SAR has been granted shall retire or become disabled, the option and related SAR shall terminate five years after the date of early retirement, retirement or disability, unless it terminates earlier under the Plan. Although such exercise by a retiree or disabled grantee is not limited to the exercise rights which had accrued at the date of early retirement, retirement or disability, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof. If a person shall voluntarily resign, his option and related SAR to the extent not previously exercised shall terminate at once.

10. EXERCISE OF OPTION OR RELATED SAR AFTER DEATH OF GRANTEE. If the grantee of an option and related SAR shall die while in the employ of the Company or within three months after ceasing to be an employee, and if the option and related SAR was in effect at the time of his or her death (whether or not its term had then commenced), the option and related SAR may, until the expiration of five years from the date of death of the grantee or until the earlier expiration of the term of the option and related SAR, be exercised by the successor of the deceased grantee. Although such exercise is not limited to the exercise rights which had accrued at the date of death of the grantee, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof.

11. PYRAMIDING OF OPTIONS. The Committee in its sole discretion may from time to time permit the method of exercising options known as pyramiding (the automatic application of shares received upon the exercise of a portion of a stock option to satisfy the exercise price for additional portions of the option).

12. SHAREHOLDER RIGHTS. No person shall have any rights of a shareholder by virtue of a stock option and related SAR except with respect to shares actually issued to him or her, and issuance of shares shall confer no retroactive right to dividends.

13. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Any increase in the number of outstanding shares of common stock of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately:

         (a) In an increase in the aggregate number of shares then available for the grant of options and related SAR's under the Plan, or becoming available through the termination of options and related SAR's previously granted but unexercised;

         (b)     In the number available to grant to any one person;

         (c) In the number subject to options and related SAR's then outstanding; and

         (d) In the quotas remaining available for exercise under outstanding options and related SAR's,

and a proportionate reduction shall be made in the per-share option price as to any outstanding options and related SAR's or portions thereof not yet exercised. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board of Directors shall make such adjustments in the number and class of shares for which options and related SAR's may thereafter be granted, and in the number and class of shares remaining subject to options and related SAR's previously granted and in the per-share option price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive; provided, however, that the Board shall not make any adjustments with respect to the number of shares subject to previously granted incentive stock options or available for grant as options if such adjustment would constitute the adoption of a new plan requiring shareholder approval before further incentive stock options could be granted.

14. TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN. The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board of Directors shall not amend the Plan in violation of law and shall not, without shareholder approval, make any amendment to the Plan (other than amendments pursuant to Section 13 herein) that would:

         (a)     Increase the number of shares specified in Section 4(a);

         (b)     Extend the duration of the Plan specified in Section 3; or

         (c) Modify the class of employees eligible to receive options and related SAR's under the Plan.

No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any grantee, or by any successor of a grantee (as provided in Section 10 hereof), under the terms of an option and related SAR's granted before the date of such termination, suspension, or modification, unless such grantee or successor shall consent, but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in
Section 13 does not adversely affect any such right.

15. APPLICATION OF PROCEEDS. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

16. NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any stock option or SAR shall confer upon the grantee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or the subsidiary to terminate such employment at any time.

                                    [FRONT]

         PROXY


                      FIRST TENNESSEE NATIONAL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints James L. Boren, Jr., Edward Lawler, and Lewis
R. Donelson, and any one or more of them with full power of substitution, as Proxy or Proxies, to represent and vote all shares of stock standing in my name on the books of the Corporation at the close of business on February 23, 1995, which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of First Tennessee National Corporation to be held in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, April 18, 1995, at 10 a.m. or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The Proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The Board of Directors, at the time of preparation of the Proxy Statement, knows of no business to come before the meeting other than that referred to in the Proxy Statement.

         THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS PROXY.


            (Continued, and to be signed and dated on reverse side)

                                     [BACK]


[x]  Please mark votes as in this example.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

1. Election of four Class II Directors to serve until the 1998 Annual Meeting of Shareholders.

         Nominees:        Robert C. Blattberg, J.R. Hyde, III, Michael D. Rose
                          and Gordon P. Street, Jr.

         Election of one Class I Director to serve until the 1997 Annual Meeting of Shareholders.

         Nominee:         R. Brad Martin

                           [ ]  FOR                          [ ]  WITHHELD
                                all nominees              from all nominees

 For, except vote withheld from the following nominee(s):

 [ ]
      --------------------------------------------------------------


2.       Approval of Non-Employee Directors' Deferred Compensation Stock
         Option Plan.

                             FOR         AGAINST         ABSTAIN

                             [ ]           [ ]             [ ]

3.       Approval of 1995 Employee Stock Option Plan.

                             FOR         AGAINST         ABSTAIN

                             [ ]           [ ]             [ ]


4.       Ratification of appointment of Arthur Andersen LLP as auditors.

                             FOR         AGAINST         ABSTAIN

                             [ ]           [ ]             [ ]


         Mark here for address change and note at left           [ ]

         The undersigned hereby acknowledges receipt of notice of said meeting and the related proxy statement.

Shareholder sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.


Signature                                Date
          -----------------------------       ---------------------


Signature                                Date
          -----------------------------       ---------------------